AGILYSYS FISCAL 2018 FOURTH QUARTER REVENUE RISES 5% TO $32.1 MILLION
INCLUSIVE OF 32% INCREASE IN SAAS REVENUE

Reports First Quarter of Positive Adjusted Earnings from Operations (AOE) Since Transforming Business to Pure-Play Hospitality Industry Software Provider in July 2013

Guides to 10% Revenue Growth and Expectation of
$4 Million to $6 Million Improvement in AOE for Fiscal 2019

Alpharetta, GA - May 24, 2018 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2018 fourth quarter and full year ended March 31, 2018.

Summary of Fiscal 2018 Fourth Quarter Financial Results

•	Total net revenue was $32.1 million, compared to total net revenue of $30.6 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $18.1 million, or 56% of total net revenue, compared to $16.2 million, or 53% of total net revenue, for the same period in fiscal 2017. SaaS revenues increased 32% year over year and comprised 30% of total recurring revenues, compared to 25% of total recurring revenues in the fourth quarter of fiscal 2017.

•	Gross margin was 52.2% in the fiscal 2018 fourth quarter, compared to 50.6% in the prior-year period.

•	Net loss in the fiscal 2018 fourth quarter was $(0.2) million, or $(0.01) per diluted share, compared to a net loss of $(5.3) million, or $(0.23) per diluted share, in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $3.1 million, compared to an Adjusted EBITDA loss of $(0.2) million in the same period last year (see reconciliation below).

•
Adjusted earnings from operations (non-GAAP) in the fiscal 2018 fourth quarter was $0.6 million, compared to Adjusted loss from operations in the fiscal 2017 fourth quarter of $(3.8) million (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We ended fiscal 2018 with growing momentum, particularly in sales, as fiscal 2018 fourth quarter revenue rose sequentially for the second consecutive quarter, driven by an 11% year-over-year increase in recurring revenue to a quarterly record $18.1 million, inclusive of a 32% increase in SaaS subscription revenue. For fiscal 2018, our recurring revenue grew by $5.8M, which is our largest single year increase since fiscal 2014, the year we transformed our business into a pure-play software provider to the hospitality industry. In addition, full year fiscal 2018 SaaS subscription revenue grew by 35%. While overall fiscal 2018 revenue level was flat compared to fiscal 2017, we achieved a much better revenue mix and higher margins, with higher SaaS and other recurring revenue contributions offsetting the decline in hardware revenue. Currently our recurring revenue is approximately 56% of overall revenue and our predictable services revenue is another 19% of overall revenue. As such, our revenue base continues to be increasingly more predictable. Importantly, without the impact of reselling low margin servers and associated maintenance which is now mostly out of our revenue, our revenue mix is now significantly more favorable for achieving profitable growth moving forward.

“We are pleased that we achieved positive adjusted earnings from operations (AOE) in the fiscal 2018 fourth quarter, our first such quarter since we transformed the Company in fiscal 2014. The $4.3 million year-over-year quarterly improvement in AOE, as well as the 48% full fiscal year improvement, clearly demonstrates that the various strategic initiatives we have been working on are positioning Agilysys for sustainable and consistent medium and long-term growth and profitability.
“Throughout fiscal 2018 we made consistent progress on several key priorities, including significantly improving full year adjusted earnings from operations even with flat revenue levels, more than doubling our R&D resources to enable far greater innovation and product development velocity, and establishing an accomplished cohesive management team passionately focused on executing our growth plans. During the past few months, we have implemented a more disciplined and process-oriented sales structure reinforced with a significantly higher level of accountability across all departments. We are currently in the process of enhancing our marketing efforts including brand awareness programs along with a new analytical approach that we expect will lead to increased effectiveness and drive stronger demand generation. We are also making good strides with respect to transforming our Company’s culture as we continue to make progress with establishing Agilysys as an obsessively customer focused organization that is engineering and innovation driven, dedicated to supporting all our products across all the markets we serve with world class zeal, excellence in quality standards, commitment and relentless focus.

“We expect we will build on our current momentum and have a successful fiscal 2019 reflecting growth during the year driven by multiple opportunities including additional gains from certain large strategic accounts and a growing SaaS subscription and annual maintenance recurring revenue base. We are entering fiscal 2019 with sales momentum that has increased over the last several months and expect to generate full year revenue growth of approximately 10%. In addition, we expect our improving operational efficiency will help us achieve a full year adjusted earnings from operations improvement of approximately $4 million to $6 million, compared to fiscal 2018. Overall, we are pleased with our current position in the marketplace and believe we are well poised to be a sought out employer of world-class talent, a responsive fast-moving and reliable partner for our customers and vendors, and a growing profitable hospitality software solutions business unit that unlocks considerable value for our shareholders.”

Fiscal 2019 Outlook
Agilysys today provided an initial forecast for fiscal 2019 full year revenue growth of approximately 10% compared to fiscal 2018 revenue of approximately $127 million. In addition, the Company expects to record a $4 million to $6 million improvement in Adjusted Earnings from Operations (non-GAAP measure) in fiscal 2019, from the loss of approximately $6.0 million for this metric in fiscal 2018. Agilysys also expects fiscal 2019 year-end cash and cash equivalents to reflect a decline of approximately $3 million to $5 million from the fiscal 2018 year-end balance of $39.9 million, a significant improvement from the over $9 million decline in fiscal 2018.

The Company defines adjusted earnings from operations as adjusted EBITDA, less capital expenditures and capitalized software development costs, which management believes is a meaningful measure of earnings and provides insight to investors on the Company’s overall profitability and cash generation from core operations. Adjusted earnings from operations includes costs for capitalized efforts while minimizing the seasonality of the Company’s cash flows due to the timing of billing.

Tony Pritchett, Chief Financial Officer, commented, “The strong progress we made against our strategic initiatives during fiscal 2018 has established a solid foundation for growth. We expect sales momentum will continue in fiscal 2019, including our expectation for SaaS revenue to continue to outpace the rate of total recurring revenue growth. Our focus on prudent management of our cost structure will help drive adjusted earnings from operations improvement this year, which would represent continued significant improvement towards profitability. We also expect a meaningful reduction in cash usage compared to fiscal 2018. Overall, Agilysys now has the people, processes and increasing level of products in place to generate profitable growth going forward.”

2018 Fourth Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, May 24, 2018, beginning at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 5573118. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our guidance relating to revenue, adjusted earnings from operations and cash and cash equivalent balance, and statements we make regarding continuing sales momentum, our ability to achieve revenue and profitability growth, greater innovation, product development velocity, and improvements in financial results and shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted EBITDA and adjusted earnings from operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying table below for a reconciliation of adjusted EBITDA and adjusted earnings from operations to the most closely related GAAP measure.

About Agilysys
Agilysys is a leading technology company that provides innovative software and services for point-of-sale (POS), property management (PMS), reservation and table management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions exclusively to the hospitality industry. Our products and services allow operators to streamline operations, improve efficiency and understand customer needs across their properties to deliver a superior overall guest experience. The result is improved guest loyalty, growth in wallet share and increased revenue as they connect and transact with their guests based upon a single integrated view of individual preferences and interactions. We serve four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Corporate Foodservice Management; and Restaurants, Universities, Stadia and Healthcare.

Agilysys operates across North America, Europe, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information, visit www.agilysys.com.

# # #
Investor Contact:
Tony Pritchett
Chief Financial Officer
Agilysys, Inc.
770-810-7941 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Net revenue:
Products	$7,942	$8,082	$33,699	$38,339
Support, maintenance and subscription services	18,078	16,221	69,068	63,308
Professional services	6,036	6,299	24,593	26,031
Total net revenue	32,056	30,602	127,360	127,678
Cost of goods sold:
Products, inclusive of developed technology amortization	6,515	6,027	26,381	28,244
Support, maintenance and subscription services	4,078	4,251	16,688	16,965
Professional services	4,714	4,849	19,874	18,684
Total cost of goods sold	15,307	15,127	62,943	63,893
Gross profit	16,749	15,475	64,417	63,785
Gross profit margin	52.2%	50.6%	50.6%	50.0%
Operating expenses:
Product development	7,233	8,401	27,936	29,048
Sales and marketing	4,459	5,077	18,075	20,823
General and administrative	5,553	6,183	24,028	19,875
Depreciation of fixed assets	739	618	2,631	2,409
Amortization of intangibles	457	361	1,879	1,392
Restructuring, severance and other charges	557	77	1,798	1,561
Legal settlements	—	—	150	85
Total operating expense	18,998	20,717	76,497	75,193
Operating loss	(2,249)	(5,242)	(12,080)	(11,408)
Other (income) expense:
Interest income	(33)	(27)	(98)	(162)
Interest expense	3	3	10	15
Other (income) expense, net	(197)	85	(391)	224
Loss before taxes	(2,022)	(5,303)	(11,601)	(11,485)
Income tax expense (benefit)	(1,812)	(16)	(3,251)	236
Net loss	$(210)	$(5,287)	$(8,350)	$(11,721)

Weighted average shares outstanding	22,872	22,643	22,801	22,615

Loss per share - basic and diluted:
Loss per share	$(0.01)	$(0.23)	$(0.37)	$(0.52)

Weighted average shares outstanding - diluted	22,872	22,643	22,801	22,615

Net income (loss) per share - diluted:
Net income (loss) per share	$(0.01)	$(0.23)	$(0.37)	$(0.52)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	March 31,	March 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$39,943	$49,255
Accounts receivable, net of allowance for doubtful accounts of $900 and $509, respectively	16,389	15,598
Inventories	1,999	2,211
Prepaid expenses and other current assets	5,593	6,456
Total current assets	63,924	73,520
Property and equipment, net	17,512	16,000
Goodwill	19,622	19,622
Intangible assets, net	8,484	8,530
Software development costs, net	45,181	46,999
Other non-current assets	2,484	2,634
Total assets	$157,207	$167,305

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,400	$8,702
Deferred revenue	26,820	29,183
Accrued liabilities	9,241	8,331
Capital lease obligations, current	120	121
Total current liabilities	44,581	46,337
Deferred income taxes, non-current	227	3,181
Capital lease obligations, non-current	57	116
Other non-current liabilities	3,911	4,002
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,324,679 and 23,210,682 shares outstanding at March 31, 2018 and March 31, 2017, respectively	9,482	9,482
Treasury shares, 8,282,152 and 8,396,149 at March 31, 2018 and March 31, 2017, respectively	(2,486)	(2,519)
Capital in excess of stated value	(1,911)	(5,782)
Retained earnings	103,601	112,692
Accumulated other comprehensive loss	(255)	(204)
Total shareholders' equity	108,431	113,669
Total liabilities and shareholders' equity	$157,207	$167,305

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31,
	2018	2017
Operating activities
Net loss	$(8,350)	$(11,721)
Adjustments to reconcile net loss to net cash used in operating activities
Net restructuring, severance and other charges	474	(224)
Net legal settlements	—	(100)
Loss on disposal of property & equipment	—	70
Depreciation	2,631	2,409
Amortization	1,879	1,392
Amortization of developed technology	10,016	8,012
Deferred income taxes	(3,085)	142
Share-based compensation	4,688	2,427
Change in cash surrender value of company owned life insurance policies	(17)	(18)
Changes in operating assets and liabilities:
Accounts receivable	(719)	6,372
Inventories	229	476
Prepaid expense	1,485	1,946
Accounts payable	130	554
Deferred revenue	(2,448)	(4,034)
Accrued liabilities	406	(4,250)
Income taxes payable	(19)	45
Other changes, net	(426)	(65)
Net cash provided by operating activities	6,874	3,433

Investing activities
Capital expenditures	(6,140)	(4,158)
Capitalized software development costs	(8,918)	(11,888)
Net change from Company-owned life insurance policies	(27)	2,181
Net cash used in investing activities	(15,085)	(13,865)

Financing activities
Payments to settle contingent consideration arising from business acquisition	—	(197)
Repurchase of common shares to satisfy employee tax withholding	(1,171)	(533)
Principal payments under long-term obligations	(124)	(117)
Net cash used in financing activities	(1,295)	(847)
Effect of exchange rate changes on cash	194	(74)
Net decrease in cash and cash equivalents	(9,312)	(11,353)
Cash and cash equivalents at beginning of period	49,255	60,608
Cash and cash equivalents at end of period	$39,943	$49,255

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$83	$411
Accrued capitalized software development costs	201	921
Leasehold improvements acquired under operating lease arrangement	95	35

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EARNINGS FROM OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(In thousands)	March 31,		March 31,
	2018	2017	2018	2017

Net loss	$(210)	$(5,287)	$(8,350)	$(11,721)
Income tax expense (benefit)	(1,812)	(16)	(3,251)	236
Loss before taxes	(2,022)	(5,303)	(11,601)	(11,485)
Depreciation of fixed assets	739	618	2,631	2,409
Amortization of intangibles	457	361	1,879	1,392
Amortization of developed technology	2,645	2,307	10,016	8,012
Interest (income) expense	(30)	(24)	(88)	(147)
EBITDA (b)	1,789	(2,041)	2,837	181
Share-based compensation	912	1,645	4,688	2,427
Restructuring, severance and other charges	557	77	1,798	1,561
Other non-operating (income) expense	(197)	85	(391)	224
Legal settlements	—	—	150	85
Adjusted EBITDA (a)	$3,061	$(234)	$9,082	$4,478
Capital expenditures	(851)	(831)	(6,140)	(4,158)
Capitalized software development costs	(1,646)	(2,714)	(8,918)	(11,888)
Adjusted Operating Earnings (Loss) (c)	$564	$(3,779)	$(5,976)	$(11,568)

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

(c) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capital expenditures and capitalized software development costs